Exhibit 10.1

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Employment Agreement

This Agreement entered into on December 23, 2023, by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Ofira Bar, Israeli ID number 040566465 of 1Chimovitch street, Kfar Saba, Israel (“Employee”). Each a “Party” and, together, the “Parties”.

Whereas	Company desires to employ Employee, and Employee agrees to be employed by the Company, on the terms and conditions as set out below;

NOW THEREFORE, the parties hereto hereby declare and agree as follows:

1.	Position

1.1	Company hereby engages Employee in the position described in Annex A. The responsibilities of Employee shall include those stipulated in the list in Annex A, as may be amended from time to time by the Company.

1.2	During the term of this Agreement, Employee shall devote Employee’s full time and attention to the business of Company and perform Employee’s duties diligently and in furtherance of Company’s best interest. Employee will not be entitled to receive consideration from any client of Company other than with the prior written approval of Company. In addition, Employee shall not be entitled to work in any other place without approval of Company unless otherwise specified in Annex A.

1.3	Employee shall be subject to Company policies relevant to it, as published from time to time and as updated by Company from time to time.

1.4	Employee is aware of the fact that Employee’s engagement by Company may involve domestic and international travel and may require him to work outside the regular place of work from time to time for short durations.

2.	Confidential Information, Invention Assignment, Competition and Solicitation

2.1	Without derogating from any right of Company under law, Employee hereby acknowledges and represents to have read and understood, and covenants to comply with, the confidential information, invention assignment, non-competition and non-solicitation and other undertakings as attached hereto as Annex B, which constitutes an integral part of this Agreement.

2.2	Employee shall use the facilities and assets of Company only for the furtherance of Employee’s obligation under this Agreement and pursuant to Company’s procedures as such shall be set from time to time. Private use of Company’s computer, communication, electronic devices, electronic platforms or media, including computers, mobile phones, e-mail etc. (such media means supplied to Employee by Company, “Media”) shall not be made except pursuant to Company’s procedures and at a reasonable volume. Employee acknowledges that any data transferred through or stored at the Media is deemed property of Company and Employee hereby irrevocably grants Company full permission and access to review the Media at any time, including such Media that has been used by Employee for private uses and including reading of any email correspondence, WhatsApp messages, visual media, texts etc. Employee shall promptly, upon first request of Company, furnish Company with all data required for such review, including providing any passwords required to access any Media.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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Only if a client from the security field so demands (whether specifically as to the employee or a general demand to all employees working on such project), Employee covenants to participate in, per request of Company, a security check or other credibility test, whether administered by the Company or by a third party, including polygraph, which results will be admissible for any use by the Company in a case between Employee and Company.

Upon termination of employment, or at any other time at Company’s full discretion, Company may block access of Employee to any Media, designate any Media to any other employee or officer or direct any correspondence, to ensure continuation of work or for any other purpose. Any such action shall not be deemed to be a decision or act regarding any continuation of Employee’s employment (or be deemed dismissal or deterioration of Employee’s work terms) and may be reversed at any time by Company at its absolute discretion.

Employee undertakes that Employee will not raise any claim of privacy or interference with human honor and dignity, and Company represents that any such actions taken by Company will be for a proper purpose of protecting interest of Company and in a manner that is not more than required.

2.3	Access Restriction- Employee shall manage, maintain and backup all Company databases within Employee’s responsibility and shall not use Employee’s rights of access to Company’s databases for any purpose other than to carry out Employee’s responsibilities in the course of his employment, including access to restrictive or private data as to Employee or any other person or entity.

2.4	Respect of Third Party IP- Employee shall not, in the providing of services to Company infringe on intellectual rights of any third parties and shall promptly bring to Company’s attention any suspected infringement on Company’s intellectual property rights and any suspected infringement by Company on intellectual property rights of others.

2.5	Employee acknowledges that the remuneration and other terms of engagement include compensation for Employee’s obligations pursuant to this §2 as detailed in Annex A. Employee agrees that any breach of this §2 or the annex to this Agreement will cause irreparable damage to Company, its ultimate holding company and its direct or indirect subsidiaries (each “Group Entity”) (who shall be deemed a third party beneficiary under this Agreement) and that in the event of such breach, each Group Entity shall have (and Employee duly acknowledges and agrees), in addition to any and all other remedies at law, the right to obtain an injunction, preliminary or otherwise, in order to prevent Employee from breaching this §2, all without the requirement for such Group Company to post any security for expenses.

3.	Terms of Engagement of Employee by Company

Engagement of Employee with Company shall commence at the date stipulated in Annex A hereto and shall be at the conditions stipulated in this Agreement.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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4.	Prevention of Sexual Harassment

Employee acknowledges that Company has a zero tolerance policy towards any violations of applicable laws in relation to the prevention of sexual harassment and shall comply with all guidelines for the prevention of sexual harassment that may be implemented and updated by the Company from time to time and at any time.

5.	Miscellaneous

5.1	This Agreement (including the annexes hereto) constitutes the entire understanding and agreement between the Parties and supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof and relating to the employment relations between the Parties. Any prior agreement between the Parties, which relates to employment relations, is hereby canceled without either party having any rights under it. Nothing in this provision shall derogate from any right of Company under any of proprietary information, invention assignment, non-competition or non- solicitation undertaking.

5.2	Each Party represents and warrants to the other Party that the execution of this Agreement and the fulfillment of its terms (i) does not constitute a breach of, or conflict with, any agreement to which such Party is a party, or other undertaking by which it is bound, and (ii) does not require the consent of any person or entity.

5.3	Any amendment or modification of this Agreement shall be in a writing specifically referring to this Agreement and duly executed by both parties.

5.4	Personal Contract. Employee is an employee of the Company. This Agreement is a personal agreement between Employee and the Company and thus, subject to applicable law, no collective bargaining agreement shall apply, excluding collective bargaining agreements that apply to all employees in the market.

5.5	Taxes. Company may deduct tax at source. Each of the Parties shall timely file in any applicable jurisdiction any report required by the tax authorities and shall furnish the other Party with any document reasonably required to transfer to the tax authorities. If Company did not deduct any required tax amount in relation to any payment and is subsequently required to do so, Company may deduct such tax amount at any stage in the future from any other payments due from Company to Employee or demand Employee to pay such tax amount in any other manner.

5.6	This Agreement is for the benefit of the Parties, including their heirs and assigns, and shall not vest any right with any third party who is not a Party.

5.7	The laws of the State of Israel shall exclusively govern this Agreement and the competent courts of Tel Aviv shall have sole and exclusive jurisdiction in any matter arising out of or relating to this Agreement.

5.8	No waiver of any right under this Agreement shall be deemed effective unless in a writing signed by the Party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement.

5.9	The Preamble and Annexes to this Agreement constitute an integral part thereof. Headings are included for reference purpose only and are not to be used in interpreting this Agreement.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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The word “including” shall mean including without limitation. In any contradiction between the terms of this Agreement and Annex B, Annex B shall govern. In any contradiction between (i) the terms of this Agreement and Annex B; and (ii) Annex A; Annex A shall govern.

5.10	Announcements and Insiders Trading. SMX (Security Matt ers) PLC, being the ultimate holding company of Company is an Irish company traded on NASDAQ and may thus be subject to certain public disclosures obligation. It is noted that in the consummation of this Agreement, Employee may be exposed to internal information or other Confidential Information of any Group Entity and Employee covenants and agrees hereby not to disclose such data or use it for trading in securities by any person. Employee hereby agrees to be included in any disclosure by any Group Entity and acknowledge that, if applicable, the customers, clients, and other relationships of the disclosure shall rely upon and enforce this Agreement in assuring its compliance with Regulation FD under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and otherwise.

5.11	Personal Data. Employee agrees and consents that Company may collect, store, process, disclose, access, review and/or use personal data (including sensitive personal data) about Employee, whether obtained from Employee and/or from other sources, for (i) evaluative purposes, (ii) the purpose of managing or terminating your employment with Company and/or (iii) such other purposes as required or permitted by law. Employee agrees and consents that personal data relating to Employee (including without limitation sensitive personal data such as medical details) may to the extent that it is reasonably necessary in connection with Employee’s employment the and its activity in the Group Entities be collected and held and process and used by the Company and be disclosed to (a) directors, company secretary and such other officers of the Group Entities as well as other employees of the Group Entities; (b) any other persons as may be reasonably necessary such as third party service providers or administrators (or as authorized by the Group Entities); or (c) as otherwise required or permitted by law and/or regulation.

Employee hereby certify, it was recommended to him by the Company to receive Independent legal advice in connection with this Agreement before signing and that Employee was given adequate opportunity to do so. In case of conflict between the English version and the Hebrew version, the English version shall prevail.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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Annex A – Terms of Engagement

Annex A to that certain agreement (“Agreement”) entered into on December 23, 2023, by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Ofira Bar, Israeli ID number 040566465 of 1Chimovitch street, Kfar Saba, Israel (“Employee”).

This document is also a notice of terms of employment as required under law.

1.	Appointment and Position

1.1	Employee will provide his services to Company as CFO and will report directly to the CEO of Company (and him only – and shall not have the right to approach the Board without CEO prior approval unless it is required by law) and acknowledges that the foregoing position is a position that requires a special measure of personal trust, with all that is implied.

Employee position shall include, among other things, responsibility for ISO qualification, regulation, insurance, management of Company grants (including, chief scientist, horizon Europe, BIRD, etc.), personnel according to CEO’s instructions, suppliers, collection from clients and any other reasonable task required by virtue of the position and which Company will require in the ordinary course of its business.

Company shall be entitled to appoint CFO’s/directors of finance for the foreign subsidiaries, who will report directly to the employee professionally, at its own discretion and according to its needs, and Employee shall have no claim or suit against Company in relation to such appointment.

1.2	Employee is employed on full time basis as employee of the Company.

1.3	An ordinary working week of work of Employee shall be 8.36 hours a day for 5 days and the weekly rest day of Employee shall be Saturday.

1.4	It is expressly agreed by Employee that the salary of Employee includes payment for overtime which is required of Employee because the position of Employee in Company is a position that requires a special degree of personal confidence, conditions of employment of Employee and the circumstances do not allow Company in some cases to control the working hours. No additional overtime payments will be made to Employee where Employee is required to work outside of the hours stipulated herein.

2.	Remuneration

2.1	As consideration for the work of Employee and other obligations of Employee hereunder Company will pay Employee a gross monthly salary (“Base Salary”), in the amount of ILS 60,000 per month for the initial 3 months of employment (“the Probationary Period”) with a signing on bonus of ILS 15,000 which shall be paid to employee in three equal payments during the Probationary Period. After the Probationary Period, Employee shall be entitled to a Base Salary in the amount of ILS 70,000 for every month of continued employment. Company will conduct a renumeration review no later than December 2025.

The Base Salary includes a global payment for an average of 50 extra hours every month, but Company will not be required to pay for any additional hours.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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Employee shall be entitled to educational fund (Keren Hishtalmut) at the rate of 5.9% of the amount stipulated in this §2.1.

2.2	Bonus and options

2.2.1.	Employee shall be entitled to options, in amount and exercise price in accordance with Company’s decision which shall be determined in the course of deciding the option entitlement for all the top level managers in the Company

2.2.2.	Employee shall be entitled to an annual perseverance bonus, in the amount of one month salary, for every 12 months of continued employment with Company.

2.2.3.	In the event that Company goes through a large funding event which requires special attention from Employee as well as performance of duties outside the normal course of business, CEO, subject to the Board’s approval, shall consider granting Employee further bonuses for such performance.

2.3	Company will deduct and pay from the Base Salary and any payment made by Company to Employee all deductions for all applicable taxes and withholdings required under law or this Agreement.

3.	Employee shall be entitled to 24 days Annual Leave annually. The dates and times of the leave shall be coordinated in advance with Company.

2	Company will bear Employee’s car expenses, as follows: Fuel (fueling in the Avrech chain with a Company, cost of Road 6 use using a Pascal system and and a general payment of ILS 2,000 net (in salary) to cover any other expense related to a vehicle, and in lieu of a company car.

4.	Employee shall be entitled to Sick Leave and Recuperation Days as set by law and Company’s policy.

5.	Application of Section 14 (“Section 14”) of the Severance Pay Law, 1963

5.1	It is hereby specifically agreed that upon termination of employment, Company shall release to the Employee all amounts accrued in the pension and severance pay funds, as the case shall be, on account of both Company’s and Employee’s contributions, including in similar funds outside of Israel. All, in accordance with the General Permit promulgated by the Minister of Labor on June 30, 1999 (“Permit”)[1] pursuant to Article 14 of the Severance Pay Law. Employee hereby acknowledges that the amounts contributed by Company for severance payment in any manner shall be deemed to be made instead of the severance payments to which Employee may be entitled under the provisions of the Severance Pay Law, and shall constitute a full and complete payment thereof.

5.2	Company hereby waives any entitlement and/or right for reimbursement with respect to the Severance Payment and acknowledges, that upon termination of Employee’s employment in Company, including inter alia, in the event of Employee’s resignation, Company shall release the Severance Payment and shall transfer them to Employee, except in the event that: (i) Company terminated Employee’s engagement due to circumstances under which Employee’s entitlement for severance payment is denied pursuant to Articles 16 or 17 of the Severance Pay Law; or (ii) Employee already withdrawn funds from the fund and not because of an “Entitling Event” under section 2(b) of the Permit.

6.	Payment for the obligations in Annex B

A third of any payment or other consideration under this Agreement is remuneration for the non-Competition and other obligations of Employee as described in Annex B.

7.	Term

Engagement of Employee by Company shall be as of 25.02.2024 and after completing three months of employment the prior notice for termination by Company or Employee will be 90 days. Nothing in this Agreement shall be construed as obligation of Company for a minimum employment period.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

1https://employment.molsa.gov.il/Employment/WorkRights/EmploymentTermination/documents/ishursaif14.pdf

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Annex B- Proprietary Information, Invention Assignment, non-Competition and non- Solicitation Undertaking

Contract (“Contract”) entered into on December 23, 2023, by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Ofira Bar, Israeli ID number 040566465 of 1Chimovitch street, Kfar Saba, Israel (“Employee”). In this Contract, the term “Company” shall mean Security Matters Ltd. Israeli company number 51-512577-6, and any direct or indirect holding company thereof, including SMX (Security Matters) PLC, Irish company number 722009, and any corporation in which any of which holds (directly or indirectly) shares. This Contract shall apply retroactively from the first engagement of Employee with Company, including any period before entry into effect of any employment or other binding legal engagement and even if any such legal engagement did not materialize or materialized in a manner different than originally contemplated and, if Employee holds, or will at any time hold, equity (including options) in Company, Employee’s engagement with Company shall be deemed to exist as long as Employee holds equity in Company.

WHEREAS, Company and each of its current or future affiliates, successors or assigns conduct business that includes, without limitation, using a hidden chemical-based ‘barcode’ to permanently and irrevocably ‘mark’ any object, be it solid, liquid or gas, whereas the ‘barcode’ may be read using a unique ‘reader’ to access and analyze the corresponding stored data, recorded and protected using blockchain and other digital technology (including blockchain, architecture, user interface and ledger, whether in general or for circular economy, closed loop and sustainability, and those that are designed to withhold circular economy data, including economic methods and measuring methods, marking method on the matter of transformation from carbon credit to plastic, rubber or other credit, plastic, rubber or other certification and trading of plastic, rubber or other credit and recycled commodity on blockchain, certifying, verifying and creating a digital twin on the blockchain of virgin material and recycled material, virgin plastic from monomer, polymer, resin, masterbatch, concentrate or any other form of plastic or rubber product production and recycled content from any type of mechanical or chemical recycled content, including ideas, business concepts, pricing and any related use, including trading on exchange) (“SMX Technology”);

It was agreed as follows:

1.	Confidentiality

1.1	Employee acknowledges and agrees that Employee may have access to confidential and proprietary information concerning the business and financial activities of Company and information and technology from Company’s product research and development, including without limitation, any scientific, technical, trade, or business or other information or material disclosed by or on behalf of Company to Employee (or that Employee otherwise received or had access to), including, oral, written, graphic, physical, electronic or machine-readable form, including research materials, formulations, techniques, methodologies, assay systems, formulae, procedures, tests, equipment, data, computer software (including object code, source code, and interpretive code), financial data (including terms of employees and of Employee specifically, including dates of commencement or end, remuneration and options), pricing and price quotes, documentation, reports, know-how, supply sources, patent positioning, information of, and relationships with, consultants and employees, business plans, business developments, business connection information concerning the existence, scope or activities of any research, development, manufacturing, marketing or other projects of Company, and any other confidential information about, or belonging to, Company and its suppliers, licensors, licensees, partners, affiliates, customers, potential customers, investors, potential investors or others, and any development or improvement to any of the above (“Proprietary Information”).

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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Notwithstanding anything to the contrary, any intellectual property rights related to the SMX Technology (including any deliverable, including any presentation, working document, scientific analysis, lab report, test results, business model, chosen materials, blockchain system architecture or any other architecture, software and code) or any other integrated solutions for marking, reading, analyzing, authenticating and/or tracking and tracing of raw materials mediums (e.g. solids, liquids or gases) and the use of proprietary blockchain technology for the storage and subsequent recall of embedded marker readings, or other technology of Company, shall be exclusively owned by Company and deemed Confidential Information of Company.

1.2	Proprietary Information shall NOT include information that (i) shall have become a part of the public knowledge except as a result of Employee’s breach of this Agreement (provided, however, information that is rumored or reported does not become public based only on such rumors or reports); or (ii) was known to Employee prior to Employee’s association with Company and can be so proven by documentation; (iii) reflects information and data generally known to the industries or trades in which Company operates. Specific information shall not be deemed to be within the exclusions listed above merely because it is embraced by more general information within such exclusions, nor shall a combination of features be deemed within such exclusions merely because the individual features of such combination are within such exclusions.

1.3	Employee recognizes that Company has received, and will receive, confidential or proprietary information from third parties subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed Proprietary Information hereunder, mutatis mutandis.

1.4	Employee agrees and declares that all Proprietary Information, patents, trademarks, copyrights and other rights in connection therewith shall be the sole property of Company and its assigns. At all times, both during Employee’s engagement by Company and after its termination, Employee will keep in confidence and trust all Proprietary Information and will not use or disclose any Proprietary Information or anything relating to it without the written consent of Company except as may be necessary in the ordinary course of performing Employee’s’ duties hereunder or by applicable law.

1.5	Employee represents that its undertakings do not, and will not, breach any obligation to or contract with any third party (including, without limitation, former employers), including any non-compete contract or any contract to keep in confidence information acquired by Employee in confidence or trust prior to engagement by Company. Employee further represents not to have entered into, and covenants not to enter into, any contract, either written or oral, in conflict herewith. Employee will not improperly use, disclose or incorporate into Company products, processes, machines or Company Inventions (as defined in §2.2 below) any confidential information, non-public material, trade secrets or any proprietary information of any kind of any former employer or other third party, unless both such third party and Company has first given its prior written consent.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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1.6	During the term of Employee’s engagement with Company, Employee shall not remove from Company’s premises any Company property, equipment or documents and any other material containing, or disclosing, any Company Inventions or Proprietary Information (such, and any copy or derivative thereof, “Company Property”) unless and to the extent necessary in connection with the duties and responsibilities of Employee and as permitted by Company (generally or specifically). Without derogating from the prior sentence, Employee shall take all actions necessary in order to secure the safekeeping and confidentiality of any Company Property removed from Company premises and fully return (and confirm such return in writing, if requested) all Company Property to Company as soon as possible after such use or upon the earlier of Company’s first request and termination of Employee’s engagement (for whatever reason). Company may demand, as a pre-condition to any payment by Company to Employee (or execution of any right of Employee related Company, including exercise of options), that Employee certify in writing that to have fully complied with the foregoing obligations.

1.7	This §1 shall remain in full force and effect even after the termination of Employee’s engagement with Company or the termination or expiration of the Contract.

2.	Disclosure and Assignment of Inventions

2.1	From and after the date Employee first became engaged with Company, Employee undertakes and covenants that Employee will promptly disclose in confidence to Company any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, computer software programs, databases, mask works and Proprietary Information of any kind whatsoever, whether or not patentable, copyrightable or protectable as trade secrets, that are made or conceived or first reduced to practice or created by Employee, either alone or jointly with others, during the period of Employee’s engagement and relating to the Company’s business (“Inventions”).

2.2	To the extent permitted by law, Employee further agrees that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of Company, (b) result from work performed by Employee for Company, or (c) relate to the field related to Company Technology or current or anticipated fields in which Company invested resources during the employment of Employee; or (d) result from, or are suggested by, any task assigned to Employee, or any work performed by Employee, for, or on behalf of, Company, its affiliates or subsidiaries, or by the scope of Employee’s duties and responsibilities with Company; including any intellectual property rights related to any of such; are and will be the sole and exclusive property of Company (“Company Inventions”).

2.3	Employee hereby irrevocably as to Company Invention: (i) assigns to Company, whenever and in perpetuity, any right, title and interest, whether now existing or later arising, that Employee may have in or to all worldwide patents, patent applications, copyrights, mask works, Proprietary Information and other intellectual property rights in any Company Invention, and any and all moral rights that Employee may have in or with respect to any Company Invention and grants Company the right and power, in Employee’s name and on Employee’s behalf, as Employee’s attorney-in-fact (which shall survive Employee’s death or disability) to sign any instrument necessary to effect such assignment, which power is coupled with an interest of Company; provided that Company has furnished Employee (or his heirs or those coming in his place and stead) with a 30- day advance written notice of its intent to so exercise its right and power as Employee’s attorney-in-fact (ii) waives and agrees not to enforce any right that Employee may now have or later acquire limiting Company’s ability to own or exploit Company Inventions; and (iii) agrees, to take any lawful action, which Company requests, and at Company’s expense, to vest or protect Company’s right, title and interest in and to any Company Invention in any and all countries.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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2.4	This Agreement shall apply notwithstanding the provision or non-provision of any notice of an invention and/or company response to any such notice, under law including under Section 132(b) of the Israeli Patent Law, 1967 or other applicable law (“Patents Law”).

This Agreement is expressly intended to be a contract with regard to the terms and conditions of consideration in accordance with the law including Section 134 of the Patent Law. The Employee acknowledges and agrees that it will not be entitled to additional royalties, consideration or other payments with regard to any Company Inventions or any of the intellectual property rights set forth herein, including any commercialization of such, and does hereby explicitly, irrevocably and unconditionally waive the right to receive any such additional royalties, consideration or other payments. Without derogating from the aforesaid, Employee’s level of compensation and consideration has been established based upon the aforementioned waiver of rights to receive any such additional royalties, consideration or other payments, and Employee’s compensation as supplier of services to Company includes full and final compensation and consideration to which Employee may be entitled under any law with respect to any Inventions or any of the intellectual property rights set forth herein.

3.	Non-Competition, Non Interference, and Non-Solicitation of Customers; Corporate Opportunity

3.1	While engaged by Company and for a period of 12 months thereafter (Regardless of the reason of the termination of Employee’s engagement with Company), directly or indirectly, whether alone or as a partner, officer of Company, director, proxy or shareholder of any entity, Employee:

3.1.1.	shall not, work for or promote the interest of a competitor of Company; shall not engage with any business activity in any country in which exists a Group Entity or in other place that compete with Company activities or any activity that was planned, financed by Company at any stage of the engagement. Notwithstanding the previous sentence, Employee is not restricted from holding shares of a public company as long as the Employee is not interested party (as defined in the Securities Law - 1968) of such public company or fulfilling any active part at the said public company;

3.1.2.	shall not solicit, induce, recruit or encourage any of Company’s employees to leave their employment, or acts in a manner that might cause some employees to work for any third party in any activity that may cause the employee to breach any Contract with Company;

3.1.3.	Shall not solicit, induce, or persuade a customer or supplier of Company: 1) to be a customer

3.1.4.	In addition, Employee will not assist any person to act as described in sections 3.1.1 to 3.1.3 above.

3.2	During the term of engagement with Company, and for a period of five years immediately following the termination or expiration of the Employee’s engagement with Company for any reason, whether with or without cause, Employee shall not, either directly or indirectly:

3.2.1.	take any action, including, without limitation, the making of disparaging statements concerning Company or its officers, directors or employees, that is reasonably likely to damage any relationship between Company and any of its officers, directors, employees, agents, independent contractors, suppliers, clients and customers or damage the share price of Company;

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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3.2.2.	Interfere with the relationship between Company and any of its employees, agents, independent contractors, suppliers, clients and customers;

3.2.3.	Interfere or attempt to interfere with any transaction with which Company was, is or intends to be involved in, including by approaching any of the directors, company secretary, chairman or other officers without prior written authorization of the CEO.

Any action in breach of this §3.2 shall be deemed a civil tort of defamation done on purpose, entitling to double the statutory damage, without a requirement to prove the prima facia tort or any damage.

3.3	During the term of engagement, Employee shall promptly bring to the attention of Company any Corporate Opportunity (as defined below) and shall refrain from pursuing such Corporate Opportunity for Employee’s personal gain or the gain of a third party. In this §3.2 any prospect, endeavor or opportunity for commercial development that relates directly to Company’s Business shall be deemed a “Corporate Opportunity”.

3.4	Employee shall promptly upon discovering it inform Company of any transactions or other matters that may in any way raise a conflict of interest between Employee and Company.

3.5	Employee acknowledges that the restricted period of time and the nature of the restrictions in the Contract are reasonable, in view of the nature of the business in which Company is engaged and Employee’s involvement in the business. Employee declares that the obligations hereunder do not prevent Employee from developing its general knowledge and professional expertise in its area of business, with respect to those who are not customers or employees of Company and without usurping its trade secrets. Notwithstanding anything to the contrary, if the period of time or the scope of any restriction should be found to be unreasonable by any judicial body, then the period of time or scope shall be reduced only by the minimum necessary amount so that this Contract may be enforced to the broadest scope and longest period determined to be reasonable by such judicial body.

3.6	Nothing in this Contract shall, by itself, create any obligation on Company to commence or continue any engagement with Employee, nor shall it interfere in any way with Employee’s right or Company’s right to terminate any engagement at any time.

/s/ Ofira Bar	/s/ Haggai Alon
Employee	51-512577-1
Security Matters Ltd.

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